EXHIBIT 23.2


                         CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
NAI Technologies, Inc.:


We consent to the use in this Registration Statement on Form S-4 of DRS Technologies, Inc. of our report on NAI Technologies, Inc. financial statements dated February 9, 1998, except for Note 2 which is as of November 6, 1998, and to the reference to our firm under the heading "Experts" in the Prospectus.




                                    KPMG PEAT MARWICK LLP


Melville, New York
December 21, 1998